Filed pursuant to Rule 424(b)(5)

Registration No. 333-274929

PROSPECTUS SUPPLEMENT

(To prospectus dated October 23, 2023)

133,889,525 Ordinary Shares Represented by 486,871 American Depositary Shares

Pre-Funded Warrants to Purchase up to 389,497,350 Ordinary Shares Represented by 1,416,354 American Depositary Shares

Up to 389,497,350 Ordinary Shares Represented by 1,416,354 American Depositary Shares Underlying the Pre-Funded Warrants

We are offering 133,889,525 ordinary shares represented by 486,871 American Depositary Shares, or ADSs, to certain institutional investors at an offering price of $1.55 per ADS pursuant to this prospectus supplement and the accompanying prospectus. Each ADS represents two hundred seventy-five (275) ordinary shares. See “Description of American Depositary Shares” in the accompanying prospectus for more information.

We are also offering pre-funded warrants to purchase up to 389,497,350 ordinary shares represented by 1,416,354 ADSs to any investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares.

Each pre-funded warrant will be exercisable for one ADS. The pre-funded warrant is being offered at an offering price of $1.5499 per pre-funded warrant. The pre-funded warrants will have an exercise price of $0.0001 per ADS, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are also offering the ordinary shares (or the ADSs) issuable from time to time upon exercise of the pre-funded warrants being offered by this prospectus supplement and accompanying prospectus.

In a concurrent private placement, we are selling to such investors unregistered warrants to purchase up to an aggregate of 523,386,875 ordinary shares represented by 1,903,225 ADSs at an exercise price of $1.55 per ADS. The warrants are exercisable at any time upon issuance and will expire five years from the initial exercise date.

The warrants, the ADSs issuable upon the exercise of the warrants and the ordinary shares represented by such ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

The ADSs are listed on the Nasdaq Capital Market under the symbol “MOB.” On January 25, 2024, the last reported sale price of the ADSs on the Nasdaq Capital Market was $1.83 per ADS. There is no established trading market for the pre-funded warrants and we do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of January 25, 2024, based on the closing price of our ADSs on Nasdaq Capital Market on December 27, 2023, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $8.92 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission, the Australian Securities and Investments Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Ladenburg Thalmann & Co. Inc., or Ladenburg Thalmann, to act as our placement agent in connection with the offering. The placement agent has agreed to use its “reasonable best efforts” to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent fees, in respect of ADSs placed by the placement agent, set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per ADS	Per Pre- Funded Warrant	Total
Offering price	$1.55	1.5499	$2,949,857
Placement agent’s fees (1)	$0.116	0.116	$221,239
Proceeds, before expenses, to us	$1.434	1.4339	$2,728,618

(1)	We have agreed to pay the placement agent an expense allowance of up to $75,000. See “Plan of Distribution” on page S-13 of this prospectus supplement for more information regarding the placement agent’s compensation.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the unregistered common warrants in a concurrent private placement.

Delivery of the securities is expected to be made on or about January 30, 2024, subject to customary closing conditions.

Ladenburg Thalmann

The date of this prospectus supplement is January 25, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-274929) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on October 23, 2023. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of up to US $50,000,000 of our ordinary shares, including in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings. As of January 25, 2024, we have not sold any ordinary shares under that shelf registration statement. Each ADS represents 275 ordinary shares. We refer to the ADSs, ordinary shares, subscription rights, warrants and units, collectively, as the “securities” in this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Mobilicom Limited, 1 Rakefet Street, Shoham, Israel 6083705. Attention: Liad Gelfer, Director of Finance, telephone number: +972-52-5989900.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Mobilicom,” “the Company,” “we,” “us,” “our” and similar terms, refer to Mobilicom Limited and its subsidiaries, unless we state or the context implies otherwise. We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

All references to “$” (other than in our audited and unaudited consolidated financial statements) or “US$” in this prospectus refer to U.S. dollars. All references to “AUD$” or “AUD” in this prospectus mean Australian dollars.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are a provider of hardware products and software and cybersecurity solutions that we design, develop and manufacture and that are embedded into small-sized drones or small-sized unmanned aerial vehicles, or SUAVs, and into robotic systems, or robotics. We hold both patented technology and unique know-how. We are aiming to further develop our global customer base by increasing our number of design wins and targeted pilot projects and ultimately cross-sell our other solutions to those same customers in order to become a leading end-to-end provider to SUAV and robotics systems original equipment manufacturers, or OEMs, who, in turn, sell their systems into the security and surveillance, process industry (processing of bulk resources into other products), infrastructure inspection, first responders, homeland security, government and defense and courier market segments. By “design win” we are referring to the large-scale and adoption of our component products by our OEM customers on an-ongoing basis. The “pilot projects” refer to initial small-scale sales and implementation. An “end-to-end” provider is one that provides all of the key components its customers need for their products.

We aim to penetrate the commercial segment of our markets by leveraging the experience we have gained in the defense segment of our markets. We believe that our key competitive advantages are our ability to provide a near end-to-end solution to our customers, which enables us to have an insider’s view of our customers’ needs as well as our holistic cybersecurity approach and highly secured offering, and outstanding performance in harsh environments. This is evidenced by our recent design wins and pilot projects, and top-tier defense and aerospace manufacturers from United States, Israel and Europe. We further believe our products have performed well in harsh environmental conditions. Our solutions have been deployed by our various customers worldwide, including in the United States, Europe, Israel and other Asian countries.

Recent Developments Affecting Our Business

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and other terrorist organizations in parallel to their continued rocket and terror attacks, which included call-up reservists for active military duty in the Israel Defense Forces. To date, none of our member of management nor employees is in active military reserve duty (. Nevertheless, our product, research and development and business development activities remain on track. See also Risk Factors – “Security, political and economic instability in the Middle East may harm our business”.

Corporate Information

We were incorporated under the laws of Australia in 2017. We have an office at Level 21, 459 Collins Street, Melbourne, VIC, Australia, 3000. Our telephone number is +61 3 8630 3321. Our operational headquarters are located at 1 Rakefet Street, Shoham, Israel 6083705. We have duly designated our subsidiary, Mobilicom Inc. as our authorized agent in the United States in connection with this prospectus. Mobilicom Inc., incorporated in Delaware, is registered at 1000 N. West Street, Wilmington, Delaware under the registered agent MWE Corporate Services LLC.

Our company commercial website address is https://mobilicom.com/ and our investors relations website address is https://ir.mobilicom.com/. Information contained on or accessible through our website is neither a part of nor incorporated into this prospectus, and the inclusion of our website address herein is an inactive textual reference only. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings with the SEC will also be available to the public through the SEC’s website at www.sec.gov.

THE OFFERING

ADSs we are offering	486,871 ADSs representing 133,889,525 Ordinary Shares.

Offering price per ADS	$1.55 per ADS.
Pre-funded warrants we are offering	389,497,350 ordinary shares represented by 1,416,354 ADSs to the investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares. The pre-funded warrant is being offered at an offering price of $1.5499 per pre-funded warrant. The pre-funded warrants will have an exercise price of $0.001 per ADS, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of the ordinary shares (or the ADSs) issuable upon exercise of the pre-funded warrants.

Offering price per pre-funded warrant	$1.5499 per pre-funded warrant.

Concurrent Private Placement

In a concurrent private placement, for each ADS and pre-funded warrant purchased in this offering, the investor will receive an unregistered warrant to purchase one ADS (100% warrant coverage), or a total of warrants to purchase up to an aggregate of 523,386,875 ordinary shares represented by 1,903,225 ADSs. The warrants have an exercise price of $1.55 per ADS, are immediately exercisable from the date of issuance and will expire three years following the effectiveness of an initial resale registration statement registering the ADSs issuable upon the exercise of the warrants. The warrants, the ADSs issuable upon the exercise of the warrants and the ordinary shares represented by such ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of Proceeds

We estimate the net proceeds from this offering will be approximately $2.56 million, based upon an offering price of $1.55 per ADS and $1.5499 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the pre-funded warrants. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Ordinary shares to be outstanding after this offering	1,850,063,568 ordinary shares, assuming the full exercise of the pre-funded warrants sold hereunder.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listing	Our ADSs are listed on the Nasdaq Capital Market under the symbol “MOB.” We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Depositary	The Bank of New York Mellon.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 1,326,676,693 ordinary shares outstanding as of January 25, 2024. The number of ordinary shares referred to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	761,842,950 ordinary shares (reflecting 2,770,338 ADS) issuable upon the exercise of tradable warrants issued to investors under August 2022 listing and IPO on Nasdaq, at an exercise price of $5.00;

●	44,279,675 ordinary shares (reflecting 161,017 ADS) issuable upon the exercise of warrants issued as compensation to the underwriter in connection with August 2022 listing and IPO on Nasdaq, at an exercise price of $5.16;

●	an aggregate of 278,920,379 ordinary shares issuable upon the exercise of options under our incentive option plan granted to employees, directors and consultants, at a weighted average exercise price of AUD$0.02 (approximately $0.01), of which 21,278,713 ordinary shares were vested at a weighted average exercise price of AUD$0.08 (approximately $0.06);

●	54,150,000 shares reserved for issuance under our incentive option plan;

●	523,386,875 ordinary shares represented by 1,903,225 ADSs issuable upon exercise of unregistered warrants to be issued to the investor in a private placement concurrently with this offering, at an exercise price of $1.55 per ADS; and

●	26,169,275 ordinary shares represented by 95,161 ADSs issuable upon the exercise of warrants to be issued as compensation to the placement agent in connection with this offering, at an exercise price of $1.55 per ADS.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for operations expansion under our main target markets in the United States, Israel and Europe, working capital and general corporate purposes, which include financing our operations, capital expenditures and business development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs or ordinary shares to decline.

In this offering we will sell 133,889,525 ordinary shares represented by 486,871 ADSs, and 389,497,350 ordinary shares represented by 1,416,354 ADSs underlying a pre-funded warrant, which, in the aggregate, represent approximately 28.3% of our outstanding ordinary shares as of January 25, 2024 after giving effect to the sale of the ordinary shares represented by ADSs and assuming the full exercise of the pre-funded warrants in this offering. In addition, for each ADS purchased in this offering, the investor will receive an unregistered warrant to purchase one ADS (a total of warrants to purchase an aggregate of 523,386,875 ordinary shares represented by 1,903,225 ADSs). This sale and any future sales of a substantial number of ADSs or ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those ADSs or ordinary shares or the availability of those ADSs or ordinary shares for sale will have on the market price of the ADSs or our ordinary shares.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 10 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the ADSs may be volatile.

The market price of the ADSs has fluctuated in the past. Consequently, the current market price of the ADSs may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ADSs.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law, or the Companies Law.

You may not have the same voting rights as the holders of our Ordinary Shares and may not receive voting materials in time to be able to exercise the right to vote.

Holders of the ADSs are not be able to exercise voting rights attaching to the Ordinary Shares underlying the ADSs on an individual basis. Instead, holders of the ADSs may only exercise the voting rights attaching to the Ordinary Shares in accordance with the Deposit Agreement. Purchasers of ADSs in this offering may not receive voting materials in time to instruct the depositary to vote, and it is possible that they, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Furthermore, the depositary will not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise voting rights and may lack recourse if your ADSs are not voted as requested.

You may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive dividends or other distributions on our Ordinary Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you any cash dividends or other distributions it or the custodian receives on our Ordinary Shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. Although, as stated above, we do not currently anticipate paying any dividends, if we do, you will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the U.S. Securities Act of 1933, as amended, or the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend or distribution made in respect of deposited Ordinary Shares may require the approval or license of, or a filing with, a government or an agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends or distributions. We have no obligation to register under U.S. securities laws any ADSs, Ordinary Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Ordinary Shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

You may be subject to limitations on transfer of your ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could augur less favorable results to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Ordinary Shares provides that holders and beneficial owners of ADSs irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement or the ADSs, including claims under federal securities laws, against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which have non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement and the ADSs. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement or the ADSs. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the federal securities laws. If you or any other holder or beneficial owner of ADSs brings a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and / or the depositary. If a lawsuit is brought against us and / or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may augur different results than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

Risks Related to Israeli Law and our Operations in Israel

Security, political and economic instability in the Middle East may harm our business.

Our principal research and development facilities and sole manufacturing facility are located in Israel. In addition, certain of our key employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in the Middle East may affect our business directly. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region, including Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and these terrorist organizations in parallel continued rocket and terror attacks. As a result of the events of October 7, 2023, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. To date, none of our member of management nor employees is in active military reserve duty .. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our product research and development and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general. If the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be adversely affected.

Additionally, political uprisings, social unrest and violence in various countries in the Middle East, including Israel’s neighbor Syria, have affected the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and certain countries and have raised concerns regarding security in the region and the potential for armed conflict. In addition, Iran has threatened to attack Israel. Iran is also believed to have a strong influence among the Syrian government, Hamas and Hezbollah. These situations may potentially escalate in the future into more violent events which may affect Israel and us. These situations, including conflicts which involved missile strikes against civilian targets in various parts of Israel have in the past negatively affected business conditions in Israel.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our business. The political and security situation in Israel may result in parties with whom we have contracts claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions. These or other Israeli political or economic factors could harm our operations and product development. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations and could make it more difficult for us to raise capital. We could experience disruptions if acts associated with such conflicts result in any serious damage to our facilities. Furthermore, several countries, as well as certain companies and organizations, continue to restrict business with Israel and Israeli companies, which could have an adverse effect on our business and financial condition. Our business interruption insurance may not adequately compensate us for losses, if at all, that may occur as a result of an event associated with a security situation in the Middle East, and any losses or damages incurred by us could have a material adverse effect on our business.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to implement our growth strategies;

●	our competitive advantages;

●	the development of new products and services;

●	our ability to obtain and maintain financing on acceptable terms;

●	the impact of competition;

●	changes in laws, rules and regulations;

●	our ability to maintain our software licenses and product certifications;

●	general market, political, and economic conditions in the countries in which we operate;

●	security, political and economic instability in the Middle East that could harm our business, including due to the current war between Israel and Hamas;

●	our ability to maintain good business relationships with our customers, suppliers and other strategic partners;

●	our ability to protect intellectual property;

●	our ability to retain key personnel;

●	the absence of material adverse changes in the industry or global economy ;and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $2.95 million, based upon an offering price of $1.55 per ADS and $1.5499 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the pre-funded warrants.

We intend to use the net proceeds from the sale of securities under this prospectus for operations expansion under our main target markets in the United States, Israel and Europe and general corporate purposes (which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have not declared or paid any dividends on our ordinary shares, and we do not anticipate paying any dividends in the foreseeable future. Our board of directors presently intends to reinvest all earnings in the continued development and operation of our business.

Payment of dividends in the future, if any, will be at the discretion of our board of directors. If our board of directors elects to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table presents our capitalization:

-	as of June 30, 2023 on an actual basis.

-	on an as adjusted basis, giving additional effect to completion of this offering based on an aggregate of (i) 133,889,525 ordinary shares represented by 486,871 ADSs at the offering price of $1.55 per ADS, and (ii) 389,497,350 ordinary shares represented by 1,416,354 ADSs underlying a pre-funded warrant, at the offering price of $1.5499 per pre-funded warrant, assuming full exercise of the pre-funded warrants sold in this offering, after deducting the placement agent fees and estimated offering expenses payable by us, resulting in aggregate net proceeds of approximately $2.56 million.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	June 30, 2023 (Unaudited)
	Actual		As Adjusted
	AUD$	USD	AUD$	USD
Cash and cash equivalents	15,922,705	10,551,826	19,791,204	13,115,444
Shareholders’ equity:
Issued capital	41,651,795	27,602,250	45,520,295	30,165,868
Reserves	(581,695)	(385,484)	(581,695)	(385,484)
Accumulated losses	(26,198,381)	(17,361,418)	(26,198,381)	(17,361,418)
Total shareholders’ equity	14,871,719	9,855,348	18,740,219	12,418,966
Total capitalization	30,794,424	20,407,174	38,531,423	25,534,410

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 1,326,676,693 ordinary shares outstanding as of June 30, 2023. The number of ordinary shares referred to above to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	761,842,950 ordinary shares (reflecting 2,770,338 ADS) issuable upon the exercise of tradable warrants issued to investors under August 2022 listing and IPO on Nasdaq, at an exercise price of $5.00;

●

44,279,675 ordinary shares (reflecting 161,017 ADS) issuable upon the exercise of warrants issued as compensation to the underwriter in connection with August 2022 listing and IPO on Nasdaq, at an exercise price of $5.16;

●	an aggregate of 278,920,379 ordinary shares issuable upon the exercise of options under our incentive option plan granted to employees, directors and consultants, at a weighted average exercise price of AUD$0.02 (approximately $0.01), of which 21,278,713 ordinary shares were vested at a weighted average exercise price of AUD$0.08 (approximately $0.06); and

●	54,150,000 shares reserved for issuance under our incentive option plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital” in the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.0001 per ADS (unless such price is voluntarily reduced by the Company pursuant to the terms of the pre-funded warrants). The pre-funded warrants will be exercisable and may be exercised at any time after their initial exercise date, as described in the pre-funded warrants, until such pre-funded warrants are exercised in full. The exercise prices and numbers of ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares. Pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The investor in this offering may also elect prior to the issuance of pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

The holder may elect to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our ordinary shares, or a business combination, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the pre-funded warrants. Rather, the number of ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of ordinary shares, the holders of pre-funded warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such pre-funded warrant holders exercise their warrants.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of ADSs and pre-funded warrants in this offering, we will issue and sell to the investor in this offering a warrant to purchase up to an aggregate of 523,386,875 ordinary shares represented by 1,903,225 ADSs at an initial exercise price equal to $1.55 per ADS.  The exercise price is subject to certain adjustments in the event of (1) payment of a share dividend or other distribution on any class of capital stock that is payable in ADSs or ordinary shares; (2) subdivisions of outstanding ADSs or ordinary shares into a larger number of shares; or (3) combinations of outstanding ADSs or ordinary share into a smaller number of shares; provided that no such adjustment of the exercise price will occur where there is a sale or grant of shares or share equivalents and an effective price per share less than the exercise price then in effect.

Each warrant shall be exercisable on the issuance date and shall be exercisable until three years following the initial exercise date. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, or the Beneficial Ownership Limitation, of the number of our ordinary shares outstanding immediately after giving effect to such exercise.  If at the time after the issue date of the warrants, a registration statement or current prospectus covering the resale of the ADSs or ordinary shares issuable upon exercise of the warrants is not available, the holder may exercise the warrants in whole or in part on a cashless basis.

If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding ordinary shares (including any ordinary shares underlying the ADSs) tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our ordinary shares or compulsory share exchange pursuant to which outstanding ordinary share is effectively converted or exchange for other securities, cash or property or (5) any transaction is consummated whereby any person or entity acquires more than 50% of the Company’s outstanding ordinary shares (including any ordinary shares underlying the ADSs), each, a Fundamental Transaction, then upon any subsequent exercise of a warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then underlying the ADSs issuable upon exercise of the warrant.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our ordinary shares, by way of return of capital or otherwise, then each holder of a warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of ADSs or ordinary shares acquirable upon complete exercise of the warrant immediately prior to the record date for such distribution.

If at any time while the warrants are outstanding we grant, issue or sell any ordinary share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our ordinary shares, or the Purchase Rights (as such term is defined in the warrants), then each holder of a warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of ADSs or ordinary shares acquirable upon complete exercise of the warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights.

Additionally, we have agreed to issue to the placement agent, or its designees, warrants to purchase up to an aggregate of 26,169,275 ordinary shares represented by 95,161 ADSs at an initial exercise price equal to $1.55 per ADS.  The material terms of the placement agent warrants are substantially the same as those issuable to the investor, as described above, with the exception of the following terms:  (a) the Beneficial Ownership Limitation is 4.99%, (b) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares or ADSs and (c) the placement agent warrants are exercisable immediately until the earlier of (i) three years following the effectiveness of an initial resale registration statement registering the ADSs issuable upon the exercise of the placement agent warrants and (ii) the five-year anniversary of the commencement of sales pursuant to the offering.  See “Plan of Distribution”.

The warrants, the placement agent warrants and the ADSs and ordinary shares issuable upon exercise of the warrants and placement agent warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors and the placement agent, or its designees, may exercise the warrants and the placement agent warrants, respectively, and sell the underlying ADSs and ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those securities or pursuant to an applicable exemption from registration under the Securities Act.

PLAN OF DISTRIBUTION

We have entered into a placement agent agreement, dated as of January 25, 2024, with Ladenburg Thalmann Subject to the terms and conditions contained in the placement agent agreement, the placement agent has agreed to act as placement agent in connection with the sale of the Ordinary Shares and Warrants.

The placement agent may engage or retain other brokers or selected dealers to assist in the placement of the securities and/or act as sub-agents on the placement agent’s behalf in connection with the offering. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. The purchase price for the securities has been determined based upon arm’s-length negotiations between the investors and us.

The placement agent agreement provides that the obligations of the placement agent and the investors of the securities are subject to certain conditions precedent, including, among other things, the absence of any material adverse effect or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company, and the receipt of customary legal opinions, letters and certificates. The placement agent agreement also provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act.

We have entered into a securities purchase agreement directly with each investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.  Under the securities purchase agreement, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any securities or securities equivalents until ninety (90) days after the closing date of this offering, or file any registration statement or any amendment or supplement thereto or its then equivalent relating to equity securities issuable in connection with the Company’s share option or other employee benefit plans, subject to certain customary exceptions. We currently anticipate that the closing of the sale of the securities offered hereby will be completed on or about January 30, 2024, subject to customary closing conditions.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the Ordinary Shares sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to $221,239 representing 6.5% of the gross proceeds to us from the sale of the securities in the offering from investors introduced to the Company by the placement agent and a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company from the sale of the securities at closing of the offering. We have also agreed to reimburse the placement agent for certain fees and disbursements incurred by them in connection with this offering in an amount of up to an aggregate of $75,000, inclusive of the $42,500 advance payment previously paid by the Company to the Placement Agent.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $90,000, which includes legal and printing costs, various other fees and the reimbursement of the placement agent expenses.

Lock-up Agreements

The Company’s directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding ordinary shares agreed to enter into customary “lock-up” agreements in favor of the placement agent for a period of ninety (90) days from the effectiveness date of the resale registration statement registering the securities issued in the concurrent private placements to this offering subject to exceptions listed in the lock-up agreements.

Listing

Our ADSs are listed on the Nasdaq Capital Market under the symbol “MOB.”

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other

The placement agency agreement and the securities purchase agreement are included as exhibits to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Ziv Haft (BDO Member Firm), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of our securities and other legal matters concerning this offering relating to Australian law will be passed upon for us by QR Lawyers, Melbourne, Australia. The validity of our securities being offered by this prospectus and certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus supplement and accompanying prospectus, which constitute a part of the registration statement, summarize material provisions of contracts and other documents that we refer to in this prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares (and ADSs representing our ordinary shares). Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholder are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	our Reports on Form 6-K filed with the SEC on April 7, 2023, April 27, 2023 (solely with respect to the first, third, fourth and fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1); April 27, 2023, May 1, 2023 (solely with respect to the Notice of Annual General Meeting Attached as Exhibit 99.1), May 9, 2023 (solely with respect to the first three paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), May 22, 2023 (solely with respect to the first three paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), May 31, 2023, June 28, 2023, June 29, 2023 (solely with respect to the first five paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), July 10, 2023 (solely with respect to the first three and the fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), July 27, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), August 31, 2023 (solely with respect to (i) the Interim Condensed Financial Statements as of June 30, 2023, attached as Exhibit 99.1; and (ii) the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2023, attached as Exhibit 99.2), September 5, 2023 (solely with respect to the first, third, fourth and fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), September 12, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), September 19, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), September 28, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), October 10, 2023, October 12, 2023, October 19, 2023 (solely with respect to the first paragraph and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1 and Exhibit 99.2), November 24, 2023, November 27, 2023 (solely with respect to the first three paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), December 12, 2023 (solely with respect to the first, second, third and fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), December 14, 2023 (solely with respect to the first, second and fourth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), January 9, 2024 (solely with respect to the first three paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), January 24, 2024 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1) and January 30, 2024; and

●	The description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 30, 2023, including any amendment or report filed with the SEC for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Mobilicom Limited

1 Rakefet Street

Shoham, Israel 6083705

Attention: Chief Financial Officer

Tel.: +972-52-5989900

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$75,000	*
Accounting fees and expenses	$5,000	*
Printing expenses	$5,000	*
Miscellaneous fees and expenses	$5,000	*
Total	$90,000	*

*	denotes estimate

PROSPECTUS

Mobilicom Limited

$50,000,000

Ordinary Shares

American Depositary Shares Representing Ordinary Shares

Subscription Rights

Warrants
Units

We may offer, issue and sell from time to time up to US $50,000,000 of our ordinary shares, including in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings.

Each ADS represents 275 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to the ADSs, ordinary shares, subscription rights, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $50,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on Nasdaq under the symbol “MOB”. On October 9, 2023, the closing price of our ADSs on Nasdaq was $1.45 per ADS.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on October 9, 2023, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $6.6 million. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 2 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Australian Securities and Investments Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

 This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an accompanying prospectus supplement are the property of their respective owners.

OUR HISTORY

We were incorporated in Australia on February 2, 2017. Our ordinary shares also trade on the Australian Securities Exchange, or the ASX, under the symbol “MOB”. On September 5, 2023 and October 9, 2023, we announced that we had voluntarily initiated the delisting of our ordinary shares from the ASX, which is expected to take effect on or about October 19, 2023.

For purposes of this prospectus, “Company”, “Mobilicom”, “we” or “our” refers to Mobilicom Limited. thereafter unless otherwise required by the context.

ii

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Our reporting and functional currency is the Australian dollar. Solely for the convenience of the reader, this prospectus contains translations of some Australian dollar amounts into U.S. dollars at specified rates on the date indicated. No representation is made that the Australian dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate. All references to “$” (other than in our audited and unaudited consolidated financial statements) or “US$” in this prospectus refer to U.S. dollars. All references to “AUD$” or “AUD” in this prospectus mean Australian dollars.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

iii

OUR BUSINESS

We are a provider of hardware products and software and cybersecurity solutions that we design, develop and manufacture and that are embedded into small-sized drones or small-sized unmanned aerial vehicles, or SUAVs, and into robotic systems, or robotics. We hold both patented technology and unique know-how. We are aiming to further develop our global customer base by increasing our number of design wins and targeted pilot projects and ultimately cross-sell our other solutions to those same customers in order to become a leading end-to-end provider to SUAV and robotics systems original equipment manufacturers, or OEMs, who, in turn, sell their systems into the security and surveillance, process industry (processing of bulk resources into other products), infrastructure inspection, first responders, homeland security, government and defense and courier market segments. By “design win” we are referring to the large-scale and adoption of our component products by our OEM customers on an-ongoing basis. The “pilot projects” refer to initial small-scale sales and implementation. An “end-to-end” provider is one that provides all of the key components its customers need for their products.

We aim to penetrate the commercial segment of our markets by leveraging the experience we have gained in the defense segment of our markets. We believe that our key competitive advantages are our ability to provide a near end-to-end solution to our customers, which enables us to have an insider’s view of our customers’ needs as well as our holistic cybersecurity approach and highly secured offering, and outstanding performance in harsh environments. This is evidenced by our recent design wins and pilot projects, and top-tier defense and aerospace manufacturers from United States, Israel and Europe. We further believe our products have performed well in harsh environmental conditions. Our solutions have been deployed by our various customers worldwide, including in the United States, Europe, Israel and other Asian countries.

Corporate Information

We were incorporated under the laws of Australia in 2017. We have an office at Level 21, 459 Collins Street, Melbourne, VIC, Australia, 3000. Our telephone number is +61 3 8630 3321. Our operational headquarters are located at 1 Rakefet Street, Shoham, Israel 6083705. We have duly designated our subsidiary, Mobilicom Inc. as our authorized agent in the United States in connection with this prospectus. Mobilicom Inc., incorporated in Delaware, is registered at 1000 N. West Street, Wilmington, Delaware under the registered agent MWE Corporate Services LLC.

Our company commercial website address is https://mobilicom.com/ and our investors relations website address is https://ir.mobilicom.com/. Information contained on or accessible through our website is neither a part of nor incorporated into this prospectus, and the inclusion of our website address herein is an inactive textual reference only. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings with the SEC will also be available to the public through the SEC’s website at www.sec.gov.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to implement our growth strategies;

●	our competitive advantages;

●	the development of new products and services;

●	our ability to obtain and maintain financing on acceptable terms;

●	the impact of competition;

●	changes in laws, rules and regulations;

●	our ability to maintain our software licenses and product certifications;

●	general market, political, and economic conditions in the countries in which we operate;

●	our ability to maintain good business relationships with our customers, suppliers and other strategic partners;

●	our ability to protect intellectual property;

●	our ability to retain key personnel;

●	the absence of material adverse changes in the industry or global economy, including as a result of the COVID-19 pandemic; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAPITALIZATION

The following table presents our capitalization as of June 30, 2023 on an actual basis.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	June 30, 2023 (Unaudited)
	AUD$	USD
Cash and cash equivalents	15,922,705	10,551,826
Shareholders’ equity:
Issued capital	41,651,795	27,602,250
Reserves	(581,695)	(385,484)
Accumulated losses	(26,198,381)	(17,361,418)
Total shareholders’ equity	14,871,719	9,855,348
Total capitalization	30,794,424	20,407,174

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 1,326,676,693 ordinary shares outstanding as of June 30, 2023. The number of ordinary shares referred to above to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	761,842,950 ordinary shares (reflecting 2,770,338 ADS) issuable upon the exercise of tradable warrants issued to investors under August 2022 listing and IPO on Nasdaq, at an exercise price of $5.00;

●	an aggregate of 235,695,379 ordinary shares issuable upon the exercise of options under our incentive option plan granted to employees, directors and consultants, at a weighted average exercise price of AUD$0.02 (approximately $0.01), of which 14,024,545 ordinary shares were vested at a weighted average exercise price of AUD$0.10 (approximately $0.06); and

●	54,150,000 shares reserved for issuance under our incentive option plan.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering for global sales and marketing expansion, research and development, working capital, general corporate purposes and possible future acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL

General

The following description of our ordinary shares is only a summary. We encourage you to read our Constitution, which is included as an exhibit to this registration statement, of which this prospectus forms a part.

We are a public company limited by shares registered under the Corporations Act by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution, the common law applicable to Australia and the Corporations Act.

In general, our Constitution addresses similar matters to those typically addressed in a U.S. company’s charter documents. Notably, however, we do not have a limit on our authorized share capital, the concept of par value is not recognized under Australian law and we may at any time convert an ordinary share into a preference share and may convert a preference share into an ordinary share (subject in all cases to the terms of those securities), as further discussed under “—Our Constitution.”

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

As of September 19, we had (i) 1,326,676,693 ordinary shares outstanding, (ii) outstanding options granted to employees, directors and consultants to purchase an aggregate of 281,545,379 ordinary shares, at a weighted average exercise price of AUD$0.02 (approximately $0.01); (iii) outstanding pre-funded warrants to purchase an aggregate 2,770,338 ADS (reflecting 761,842,950 ordinary shares) at an exercise price of $5.00 and (iv) outstanding representative warrants to purchase an aggregate 161,017 ADS (reflecting 44,279,675 ordinary shares), at an exercise price of $5.16

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Mobilicom. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to our Annual Report.

Interested Directors

A director may not vote in respect of any contract, matter or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. Such director must not be counted in a quorum, must not vote on the matter and must not be present at the meeting while the matter is being considered. However, that director may execute or otherwise act in respect of that contract or arrangement (if properly approved by the non-interested directors) notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered. In addition, subject to certain exceptions, the Corporations Act requires shareholder approval of any provision of related party benefits to our directors.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit subject in all cases to the Corporations Act and other applicable laws.

Retirement of Directors

Pursuant to our Constitution, at each annual general meeting the number closest to (but not exceeding) one-third of the directors, other than the managing director, must retire. In addition, any director appointed by other directors in the year preceding the annual general meeting (and is not counted in determining the number of directors who must retire by rotation). The director/s who retire by rotation will be the longest in office since their last election/re-election or, in the case of directors appointed on the same date, the person agreed between them or determined by lot. A director, other than the director who is the Chief Executive Officer, must retire from office at the conclusion of the third annual general meeting after which the director was elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine, however a new class of share with terms not expressly for in our Constitution will require shareholder approval. Subject to any approval which is required from our shareholders under the Corporations Act (see “—Exemptions from Certain Nasdaq Corporate Governance Rules” and “—Change of Control”), any rights and restrictions attached to a class of shares, we may issue further shares on such terms and conditions as our board of directors resolve. Currently, our outstanding share capital consists of only one class of ordinary shares.

Our Constitution allows us at any time convert an ordinary share into a preference share and to convert a preference share into an ordinary share; however, the Corporations Act requires that we obtain shareholder approval in connection with such a conversion.

Dividend Rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution. There have been no dividends paid to ordinary shareholders to date.

Voting Rights

Under our Constitution, subject to any express rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share (the Company does not currently have any partly paid shares on issue). Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or Cancellation of Share Rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by a special resolution of Mobilicom together with either:

●	a special resolution passed at a separate general meeting of members holding shares in the class; or

●	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that subject to the terms on which the shares have been issued directors may make calls on a shareholder of a partly paid share for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment. Shares represented by our ADSs issued in this offering will be fully paid and will not be subject to calls by directors. We do not currently have any partly paid shares on issue, all shares are fully paid ordinary shares.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 clear days prior to such meeting under the Corporations Act.

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently 31 December each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors. We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

Unless the law (including the Corporations Law) or our Constitution requires a special resolution, a resolution of shareholders is passed if more than 50% of the votes at the meeting are cast in favour of the resolution by shareholders in person or proxy who are entitled to vote. A special resolution is passed if the notice of meeting sets out the intention to propose the special resolution and it is passed if at least 75% of the votes at the meeting are cast by shareholders in person or proxy entitled to vote upon the relevant resolution. A special resolution usually involves more important matters affecting us or the rights of some or all of our shareholders. Special resolutions are required in a variety of circumstances under our Constitution and the Corporations Act, including without limitation:

●	to change our name;

●	to change our company type;

●	to amend or replace our Constitution;

●	to approve the terms of issue of preference shares;

●	to approve the variation of class rights of any class of shareholders;

●	to convert one class of shares into another class of shares;

●	to approve certain buy backs of shares;

●	to approve a selective capital reduction of our shares;

●	to approve financially assisting a person to acquire our shares; and

●	with the leave of an authorized Australian court, to approve our voluntary winding up.

Foreign Ownership Regulation

There are no limitations on the rights of non-Australian entities to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 and the Foreign Acquisition and Takeovers Regulations 2015, or the FATA, which generally applies to acquisitions or proposed acquisitions:

●	by a foreign person or their associates (as defined in the FATA) of a direct interest (generally constituted by an interest of 10% or more) in a company which operates a business that meets the criteria of a ‘national security business’ regardless of value;

●	by ‘foreign government investors’ (as defined in the FATA) acquiring a direct interest (generally constituted by an interest of 10% or more) in a company regardless of value;

●	by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

●	by two or more non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA (as set out above).

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the target is less than AUD$1,339 million.

The above should be considered an overview only. The application of the FATA is complex and requires an assessment of the circumstances and nature of a particular investment. For example, varying rules exist for acquisitions in agricultural land or businesses deemed to be ’sensitive businesses’.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company. There are also civil and criminal penalties which may apply to breaches of the FATA.

In addition, if we were to become a ‘foreign person’ for the purposes of the FATA we would be required to obtain the approval of the Australian Treasurer to undertake certain acquisitions of Australian entities or businesses.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. Our shareholders are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine. The issue of shares to ‘related parties’ (which include directors and their associated entities) on terms which are not ‘arm’s length’ or ‘reasonable remuneration’ would require the approval of shareholders subject to certain exceptions.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as Mobilicom are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in Mobilicom (when aggregated with their “associates”) increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

●	has entered or enters into an agreement with another person with respect to the securities;

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

●	when shareholders of Mobilicom approve the takeover by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Mobilicom of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Mobilicom more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a rights issue;

●	when the acquisition results from the issue of securities under dividend reinvestment schemes;

●	when the acquisition results from the issue of securities under underwriting arrangements;

●	when the acquisition results from the issue of securities through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;

●	an acquisition arising from an auction of forfeited shares conducted on-market; or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. ASIC and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee provided that the inspection is for a prescribed purpose. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent shares (or a right to receive shares) deposited with the HSBC Bank Australia Limited, as custodian for the depositary in Australia. Each ADS will also represent any other securities, cash or other property which may be held by the depositary under the deposit agreement. The depositary’s office at which the ADSs will be and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Australia and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account.  The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith.  The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 25 and “Documents Incorporated by Reference” beginning on page 26. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ADSs representing our ordinary shares. We may issue warrants independently of or together with ordinary shares (including ordinary shares represented by ADSs) offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, ordinary shares (including ordinary shares represented by ADSs). Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

●	the offering price;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

●	the number of warrants being offered;

●	the date, if any, after which the warrants and the underlying securities will be transferable separately;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire, or the Expiration Date;

●	the number of warrants outstanding, if any;

●	any material Australian and/or U.S. federal income tax consequences;

●	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase ordinary shares (or ADSs representing ordinary shares) will not have any rights of holders of ordinary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying ordinary shares and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

●	the trading price of the warrants;

●	the price of the underlying securities at that time;

●	the time remaining to expiration; and

●	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within two (2) business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 25 and “Incorporation of Certain Documents by Reference” beginning on page 26. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material Australian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, ADSs or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of our securities and other legal matters concerning this offering relating to Australian law will be passed upon for us by QR Lawyers, Melbourne, Australia. The validity of our securities being offered by this prospectus and certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Ziv Haft (BDO Member Firm), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares (and ADSs representing our ordinary shares). Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholder are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	our Report on Form 6-K filed with the SEC on April 7, 2023, April 27, 2023 (solely with respect to the first, third, fourth and fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1); April 27, 2023, May 1, 2023 (solely with respect to the Notice of Annual General Meeting Attached as Exhibit 99.1), May 9, 2023 (solely with respect to the first three paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), May 22, 2023 (solely with respect to the first three paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), May 31, 2023, June 28, 2023, June 29, 2023 (solely with respect to the first five paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), July 10, 2023 (solely with respect to the first three and the fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), July 27, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), August 31, 2023 (solely with respect to (i) the Interim Condensed Financial Statements as of June 30, 2023, attached as Exhibit 99.1; and (ii) the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2023, attached as Exhibit 99.2), September 5, 2023 (solely with respect to the first, third, fourth and fifth paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), September 12, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), September 19, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), September 28, 2023 (solely with respect to the first two paragraphs and the section titled Forward Looking Statement of the press release attached as Exhibit 99.1), October 10, 2023; and

●	The description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 30, 2023, including any amendment or report filed with the SEC for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Mobilicom Limited

1 Rakefet Street

Shoham, Israel 6083705

Attention: Chief Financial Officer

Tel.: +61 3 8630 3321

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the United States courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

We have appointed our subsidiary, Mobilicom Inc., as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$7,380
FINRA filing fee		$8,000
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

133,889,525 Ordinary Shares Represented by 486,871 American Depositary Shares

Pre-Funded Warrants to Purchase up to 389,497,350 Ordinary Shares Represented by 1,416,354 American Depositary Shares

Up to 389,497,350 Ordinary Shares Represented by 1,416,354 American Depositary Shares Underlying the Pre-Funded Warrants

MOBILICOM LIMITED

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

January 25, 2024